As filed with the Securities and Exchange Commission on June 15, 1994
                                        Registration No. 33-_________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ARBOR DRUGS, INC.
             (Exact name of registrant as specified in its charter)

            Michigan                                  38-2054345
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification No.)

     3331 West Big Beaver, Troy, Michigan                       48084
  (Address of Principal Executive Offices)                 (Zip Code)

                Arbor Drugs, Inc. Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                 Todd A. Wyett
                         General Counsel and Secretary
                               Arbor Drugs, Inc.
                              3331 West Big Beaver
                                 Troy, MI 48084
                    (Name and address of agent for service)

                                 (810) 643-9420
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                               Proposed    Proposed
Title of                       maximum     maximum
securities         Amount      offering    aggregate   Amount of
to be              to be       price per   offering    registration
registered         registered  share (1)   price (1)   fee
- -------------------------------------------------------------------------------------
Common Stock,       300,000     $19.00    $5,700,000    $1,965.54
$.01 par value
per share (the
"Common Stock") (2)
- --------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock, as quoted on the NASDAQ National Market System on June 14, 1994.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

                              PAGE 1 OF 22 PAGES
                        EXHIBIT INDEX BEGINS ON PAGE 9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The documents listed in (a) through (e) below are incorporated by reference in this Registration Statement on Form S-8. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1993;

         (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1993;

         (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1994;

         (d) Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1994; and

         (e) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 29, 1986, pursuant to
               Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent





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
that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

        The legality of the securities offered hereby has been passed upon by Todd A. Wyett, General Counsel and Secretary of the Registrant. Mr. Wyett directly owns 2,000 shares of Common Stock, and beneficially owns 600 shares of Common Stock pursuant to options granted to him by the Registrant under the Arbor Drugs, Inc. Amended and Restated Stock Option Plan. Mr. Wyett is the son-in-law of the Registrant's Chairman of the Board, Chief Executive Officer and President. Mr. Wyett's wife also owns 246,250 shares of Common Stock, as to which Mr. Wyett disclaims any beneficial interest.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and its shareholders.

        The Registrant is obligated under its bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter authorized or permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of his or her past or future service to the Registrant, or to another corporation at the request of the Registrant. In addition, the Articles of Incorporation of the Registrant limit certain personal liabilities of directors of the Registrant; provided, however, that the Articles of Incorporation do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Article.

        The Registrant has also obtained Directors' and Officers' liability insurance in the aggregate amount of $10 million. Subject to conditions and limitations, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for certain "wrongful acts" in the discharge of their duties solely in their capacity as officers or directors of the Registrant. The coverage includes amounts as to which the Registrant may be required or permitted by law to indemnify the directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        4.1  Arbor Drugs, Inc. Employee Stock Purchase Plan.

        4.2 Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended July 31, 1988).

        4.3  Registrant's Bylaws (incorporated by reference to Exhibit
             3.2 to Registrant's Registration Statement on Form S-1 (Registration No. 33-4378)).

        5 Opinion of Todd A. Wyett, General Counsel and Secretary of the Registrant, as to the legality of the shares of Common Stock being registered.

        23.1 Consent of Coopers & Lybrand.

        23.2 Consent of Todd A. Wyett (included in the opinion filed as Exhibit 5 to this Registration Statement).

        24 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) to reflect in the prospectus any facts or events
                        arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set





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
                        forth in this Registration Statement;

                   (iii) to include any material information with respect
                         to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any





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
              action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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
                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on May 25, 1994.


                                ARBOR DRUGS, INC.



                                By: /s/ Eugene Applebaum
                                   Eugene Applebaum, Chairman of the Board,
                                   President, Chief Executive Officer and
                                   Director





                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd A. Wyett and Gilbert C. Gerhard, or either of them, his/her true and lawful attorneys-in-fact and agents, each with full power of substitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.





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
        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Eugene Applebaum      Chairman of the Board,                May 25, 1994
- ------------------------  President, Chief Executive
  Eugene Applebaum        Officer and Director
                          (Principal Executive Officer)





/s/ Markus M. Ernst       Executive Vice President,             May 25, 1994
- -----------------------   Chief Operating Officer
  Markus M. Ernst         and Director





/s/ Gilbert C. Gerhard    Senior Vice President -               May 25, 1994
- -----------------------   Finance and Administration,
  Gilbert C. Gerhard      Treasurer and Director
                          (Principal Financial and
                          Accounting Officer)




/s/ David B. Hermelin     Director                              May 25, 1994
- -----------------------
  David B. Hermelin




/s/ Spencer M. Partrich   Director                              May 25, 1994
- -----------------------
  Spencer M. Partrich




/s/ Laurie M. Shahon      Director                              May 25, 1994
- -----------------------
  Laurie M. Shahon




/s/ Samuel Valenti III    Director                              May 25, 1994
- -----------------------
  Samuel Valenti III





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
                               INDEX TO EXHIBITS


Exhibit
Number                              Exhibit                             Page No.
- ------                              -------                             --------
4.1    Arbor Drugs Employee Stock Purchase Plan.                            10

4.2 Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 4.1 to Registrant's Annual Report on Form
       10-K for the year ended July 31, 1988).                              --

4.3 Registrant's Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1 (Registration No.
       33-4378)).                                                           --

5 Opinion of Todd A. Wyett, General Counsel and Secretary of the Registrant, as to the legality of the shares of Common Stock
       being registered.                                                    21

23.1   Consent of Coopers & Lybrand.                                        22

23.2   Consent of Todd A. Wyett (included in the opinion filed as
       Exhibit 5 to this Registration Statement).                           --

24     Power of Attorney (included on the signature page of this
       Registration Statement).                                             --





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